UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                        October 10, 1996
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



       TENNESSEE                 1-12762                62-1543819
(State of Incorporation) (Commission File Number)  (I.R.S. Employer
                                                    Identification Number)


                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5. Other Events.
Following notification of the New York Stock Exchange, the following press release was released to the press on October 10, 1996.

Memphis, TN October 10, 1996. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today that it has sold 2,000,000 shares of its 9.5% Series A Cumulative Preferred Stock ( "Series A Preferred Stock") in a public offering. Managing underwriters for the transaction are Morgan Keegan & Company, Inc. and J.C. Bradford & Co. The offering was priced at $25 per share with a dividend payable monthly at the annual rate of 9.5%, and it is anticipated that the Series A Preferred Stock will be be listed on the NYSE under the symbol "MAA PrA".

MAA  expects  the  transaction to be completed  October  16.  The
Company increased the size of the offering from 1.2 million shares to 1.75 million shares, and the Underwriters exercised their overallottment option of 250,000 shares.

Simon R. C. Wadsworth, Chief Financial Officer said "The Company will receive proceeds after offering expenses approximating $47.9 million which will be used to purchase apartment communities and to pay down the Company's line of credit. In addition to the previously announced acquisition of Napa Valley Apartments in Little Rock, Arkansas, which the Company intends to purchase at the end of October, we are exploring several acquisition and development opportunities".

The press release does not constitute an offer to sell or a solicitation of an offer to purchase the subject securities, and such offers or solicitations shall be made only by means of a Prospectus Supplement and accompanying Prospectus, copies of which may be obtained from the Company or the underwriters.

Mid-America Apartment Communities, Inc. is a self-administered, self-managed apartment-only real estate investment trust which operates 19,226 apartment units (including 234 under construction) throughout the southern crescent of the U. S.

For  further information, contact Simon R. C. Wadsworth: 901-682-6600.



Item 7.  Financial Statements and Exhibits.

Exhibit
Number           Exhibit
-------          -------
1.1              Definitive Underwriting Agreement, dated October 9, 1996,
                 relating to the sale of 2,000,000 shares of 9.5% Series
                 A Cumulative Preferred Stock, par value $.01 per share.

3.1* Definitive Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock, incorporated by reference to Exhibit 1 of Form 8-A/A of Mid-America Apartment Communities, Inc., dated October 9, 1996, filed with the Securities and Exchange Commission on October 11, 1996.

------------------
* Previously filed.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          MID-AMERICA APARTMENT COMMUNITIES, INC.



Date: October 10, 1996         By: /s/ Simon R.C. Wadsworth
      ------------------           -------------------------
                                   Simon R.C. Wadsworth
                                   Executive Vice President
                                   (Principal Financial and
                                    Accounting Officer)